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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.


                        --------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): November 5, 1996
                                                        ----------------



                        Fair Grounds Corporation
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             (Exact name of registrant as specified in its charter)




       Louisiana                          0-7607                 72-0361770
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(State or Other Juris-                  (Commission            (IRS Employer
diction of Incorporation)               File Number)        Identification No.)




   1751 Gentilly Boulevard, New Orleans, Louisiana                 70119
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       (Address of Principal Executive Offices)                  (Zip Code)




      Registrant's Telephone Number, including area code: (504) 944-5515
                                                          --------------



                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5. OTHER EVENTS.

As previously reported by Fair Grounds Corporation (the "Company"), one of the impediments to the Company's ability to obtain long-term financing or other sources of funds for the completion of construction of its new racing facility has been the uncertainty in Louisiana concerning the future of the gaming industry. The Company derives significant revenue from the operation of video poker devices and, in addition, is authorized to utilize up to $2.5 million annually from video poker franchise fees to facilitate the rebuilding of its racing facility.

In connection with the general elections held on November 5, 1996, special elections were held in each parish in Louisiana to approve or disapprove, on a parish-by-parish basis, video poker and other forms of gaming. In such local elections, the voters in every parish in which the Company does business except one approved of the operation of video poker devices. The one exception was St. Tammany Parish, where the Company maintains two facilities; however, the Company does not believe that the loss of video poker revenue from such locations will have a material adverse effect on the Company's results of operations or on the amount of video poker tax relief available annually to the Company. In addition, notwithstanding the results of such local election in St. Tammany Parish, the Company may continue to operate video poker devices in St. Tammany Parish for 30 months after the date of the local referendum.

The Company also has previously reported that it had filed an action in the 24th Judicial Court in the State of Louisiana against Travelers Indemnity Company of Illinois ("Travelers"), and others, arising out of the Company's efforts to collect insurance proceeds following the December 1993 fire at the Fair Grounds Race Course, and that such action was scheduled for trial in November 1996. The Company has contended in such lawsuit that the insurance policy provided by Travelers provided the Company with blanket coverage in the amount of $24.1 million in excess of the $10 million of underlying coverage provided by Allianz Underwriters Insurance Company and Royal Indemnity Company; accordingly, the Company has asserted that Travelers is liable for the difference between $24.1 million and the amount already paid (approximately $9.3 million), plus statutory penalties of 10% of the amount not paid, interest, attorney's fees and costs. The Company has further contended that the insurance agent and the insurance broker who arranged for the insurance are liable to the Company for any damages sustained including any damages sustained if the amount of coverage is less than that claimed by the Company. Travelers has asserted that the excess policy did not provide blanket coverage and that its liability under such policy is limited to the amount which it has already paid.





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On November 18, 1996, the Company reached a settlement in such action with the insurance agent and insurance broker. The settlement provides that the settling defendants are to pay the Company $10 million in the aggregate within six weeks from the date of settlement. In addition, each such settling defendant will share with the Company, in accordance with an agreed-upon formula, in any settlement with or award of damages against Travelers.

Also on November 18, 1996, the trial court denied Travelers' motion for summary judgment, and at the same time granted leave to Travelers to appeal such denial on an interlocutory basis. Trial of the action has been continued pending a ruling from the Louisiana Fifth Circuit Court of Appeals on such appeal.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FAIR GROUNDS CORPORATION



                                        By:s/ Gordon Robertson
                                           --------------------------------
                                           Its: Vice President and CFO
                                                ---------------------------


Date: November 25, 1996



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